Exhibit 99.1
Rivian Releases Fourth Quarter and Full Year 2024 Financial Results

•Achieved Q4 2024 gross profit of $170 million
•Closed Joint Venture with Volkswagen Group and loan from the Department of Energy which provides up to $10 billion of incremental capital*
•$729 million improvement in Q4 2024 Adjusted EBITDA compared to Q4 2023**
•Over 1 billion Amazon packages delivered by EDVs

Irvine, California, February 20, 2025: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced fourth quarter and full year 2024 financial results. Rivian reported a gross profit of $170 million in the fourth quarter of 2024, primarily driven by improvements in variable costs, revenue per delivered unit, and fixed costs. Rivian expects these improvements to benefit it over the long-term and position the company well to achieve modest gross profit for 2025. Rivian achieved record revenues in the fourth quarter of 2024 driven by the sale of regulatory credits and software and services revenue growth as well as increasing R1 average selling prices with the increased availability of its Tri-Motor offering.

In the fourth quarter, Rivian produced 12,727 vehicles at its manufacturing facility in Normal, Illinois and delivered 14,183 vehicles. For the full-year 2024, Rivian produced 49,476 vehicles and delivered 51,579.

During the fourth quarter of 2024, Rivian and Volkswagen Group closed their joint venture, Rivian and Volkswagen Group Technology (the “Joint Venture”). With a total deal size of up to $5.8 billion, including $3.5 billion of proceeds expected to be received over the next several years, the Joint Venture plans to bring next-generation electrical architecture and best-in-class software technology for Rivian and Volkswagen Group future electric vehicles, starting with the R2. Furthermore, Rivian closed a loan agreement with the U.S. Department of Energy’s (DOE) Loan Programs Office (LPO) for up to $6.6 billion (including $6 billion of principal and approximately $600 million of capitalized interest). The loan is expected to support the construction of Rivian’s next U.S. manufacturing facility in Georgia, which aims to create approximately 7,500 jobs in the local area. The capital associated with the Joint Venture and DOE loan, in addition to Rivian’s current cash, cash equivalents, and short-term investments, is expected to provide the capital resources to fund operations through the ramp of R2 in Normal, as well as the midsize platform in Georgia - enabling a path to positive free cash flow and meaningful scale.

Rivian’s commercial van offering continues to progress. In 2024 more than 1 billion packages were delivered by Amazon in the Rivian Electric Delivery Van (EDV) in the U.S. alone. Earlier this month, Rivian opened sales for its commercial van to fleets of all sizes in the U.S. The Rivian Commercial Van is the platform on which Amazon’s custom EDV is based, and is designed from the ground up, prioritizing safety, driver comfort, total cost of ownership and sustainability.

RJ Scaringe, Founder and CEO, Rivian said:
“This quarter we achieved positive gross profit and removed $31,000 in automotive cost of goods sold per vehicle delivered in Q4 2024 relative to Q4 2023. Our focus on cost efficiency across the business is critical for the launch of our mass market product, R2. The R2 bill of materials is approximately 95% sourced and is expected to be approximately half that of the

Exhibit 99.1
improved R1 bill of materials. I couldn't be more excited about R2, and I believe the combination of capabilities and cost efficiencies along with the amazing level of excitement from customers will make R2 a truly transformational product for Rivian."

External factors could impact Rivian's 2025 expectations, including changes to government policies and regulations and a challenging demand environment. Rivian’s guidance represents management's current view on potential adjustments to incentives, regulations, and tariff structures.

2025 Guidance
Vehicles Delivered	46,000 - 51,000
Adj. EBITDA	$(1,700) million - $(1,900) million
Capital Expenditures	$1,600 million - $1,700 million

Rivian will host an audio webcast to discuss the company’s results and provide a business update at 2:00pm PT / 5:00pm ET on Thursday, February 20, 2025. The link to the webcast will be available at https://rivian-q4-earnings-webcast-2025.open-exchange.net/registration.

*$10B for potential future funds incremental to the $2 billion of funds already received in association with the Joint Venture. Receipt of funds is subject to certain conditions and milestones, as discussed further in Rivian’s Current Reports on Form 8-K filed on November 12, 2024 and January 16, 2025.
** A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided below.

Exhibit 99.1

Consolidated Balance Sheets

(in millions, except per share amounts)

Assets	December 31, 2023	December 31, 2024
Current assets:
Cash and cash equivalents	$7,857	$5,294
Short-term investments	1,511	2,406
Accounts receivable, net	161	443
Inventory	2,620	2,248
Other current assets	164	192
Total current assets	12,313	10,583
Property, plant, and equipment, net	3,874	3,965
Operating lease assets, net	356	416
Other non-current assets	235	446
Total assets	$16,778	$15,410

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$981	$499
Accrued liabilities	1,145	835
Current portion of deferred revenues, lease liabilities, and other liabilities	361	917
Total current liabilities	2,487	2,251
Long-term debt	4,431	4,441
Non-current lease liabilities	324	379
Other non-current liabilities	395	1,777
Total liabilities	7,637	8,848
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2023 and 2024	—	—
Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 968 and 1,131 shares issued and outstanding as of December 31, 2023 and 2024, respectively	1	1
Additional paid-in capital	27,695	29,866
Accumulated deficit	(18,558)	(23,305)
Accumulated other comprehensive income (loss)	3	(4)
Noncontrolling interest	—	4
Total stockholders' equity	9,141	6,562

Total liabilities and stockholders' equity	$16,778	$15,410

Exhibit 99.1

Consolidated Statements of Operations [1]

(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024	2023	2024
Automotive	$1,208	$1,520	$4,132	$4,486
Software and services	107	214	302	484
Total revenues	1,315	1,734	4,434	4,970
Automotive	1,819	1,410	6,150	5,693
Software and services	102	154	314	477
Total cost of revenues	1,921	1,564	6,464	6,170
Gross profit	(606)	170	(2,030)	(1,200)
Operating expenses
Research and development	526	374	1,995	1,613
Selling, general, and administrative	449	457	1,714	1,876
Total operating expenses	975	831	3,709	3,489
Loss from operations	(1,581)	(661)	(5,739)	(4,689)
Interest income	131	83	522	385
Interest expense	(73)	(81)	(220)	(318)
Loss on convertible notes, net	—	(82)	—	(112)
Other income (expense), net	2	1	6	(7)
Loss before income taxes	(1,521)	(740)	(5,431)	(4,741)
Provision for income taxes	—	(3)	(1)	(5)
Net loss	$(1,521)	$(743)	$(5,432)	$(4,746)
Less: Net income attributable to noncontrolling interest	—	1	—	1
Net loss attributable to common stockholders	$(1,521)	$(744)	$(5,432)	$(4,747)
Net loss attributable to common stockholders, basic and diluted	$(1,521)	$(744)	$(5,432)	$(4,747)
Net loss per share attributable to common stockholders, basic and diluted	$(1.58)	$(0.70)	$(5.74)	$(4.69)
Weighted-average common shares outstanding, basic and diluted	963	1,058	947	1,013
[1] The prior periods have been recast to conform to current period presentation.

Exhibit 99.1

Consolidated Statements of Cash Flows [1]

(in millions)

	Years Ended December 31,
	2023	2024
Cash flows from operating activities:
Net loss	$(5,432)	$(4,746)
Depreciation and amortization	937	1,031
Stock-based compensation expense	821	692
Loss on convertible notes, net	—	112
Inventory LCNRV write-downs and losses on firm purchase commitments	107	—
Other non-cash activities	115	28
Changes in operating assets and liabilities:
Accounts receivable, net	(59)	(282)
Inventory	(1,604)	307
Other assets	(146)	(221)
Accounts payable and accrued liabilities	105	(572)
Deferred revenue	149	1,619
Other liabilities	141	316
Net cash used in operating activities	(4,866)	(1,716)

Cash flows from investing activities:
Purchases of short-term investments	(2,410)	(4,392)
Maturities of short-term investments	925	3,553
Capital expenditures	(1,026)	(1,141)
Net cash used in investing activities	(2,511)	(1,980)

Cash flows from financing activities:
Proceeds from issuance of capital stock including employee stock purchase plan	61	64
Proceeds from issuance of convertible notes	3,195	1,000
Proceeds from funding of 50% interest in Rivian and VW Group Technology, LLC	—	79
Purchase of capped call options	(108)	—
Other financing activities	(18)	(7)
Net cash provided by financing activities	3,130	1,136

Effect of exchange rate changes on cash and cash equivalents	5	(3)
Net change in cash	(4,242)	(2,563)
Cash, cash equivalents, and restricted cash—Beginning of period	12,099	7,857
Cash, cash equivalents, and restricted cash—End of period	$7,857	$5,294

Supplemental disclosure of cash flow information:
Cash paid for interest	$169	$279
Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$374	$423
Capital stock issued to settle bonuses	$137	$179
Conversion of convertible notes	$—	$1,133
1 The prior periods have been recast to conform to current period presentation.

Exhibit 99.1

Reconciliation of Non-GAAP
Financial Measures

(in millions)

Adjusted EBITDA[1]	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024	2023	2024

Net loss attributable to common shareholders	$(1,521)	$(744)	$(5,432)	$(4,747)
Interest income, net	(58)	(2)	(302)	(67)
Provision for income taxes	—	3	1	5
Depreciation and amortization	270	218	937	1,031
Stock-based compensation expense	215	154	821	692
Other (income) expense, net	(2)	(1)	(6)	7
Loss on convertible note, net	—	82	—	112
Cost of revenue efficiency initiatives	60	—	95	193
Restructuring expenses	—	—	42	30
Asset impairments and write-offs	30	—	55	30
Joint venture formation expenses and other items[2]	—	13	—	25
Adjusted EBITDA (non-GAAP)	$(1,006)	$(277)	$(3,789)	$(2,689)

[1] The prior periods have been recast to conform to current period presentation.
[2] Defined in Non-GAAP Financial Measures below.

Forward-Looking Statements:

This press release and statements that are made on our earnings call contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, including expected cost reduction initiatives, our future financial results, vehicle profitability and future gross profits, our future capital expenditures, the underlying trends in our business (including customer preferences and expectations, and potential tailwinds for 2025), our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, scaling our service infrastructure, our expected future products and technology and product enhancements (including the launches of R2 and R3), potential expansion of commercial van sales, future revenue opportunities, including with respect to the emerging autonomous driving market, our joint venture with Volkswagen Group, including the expected benefits from the partnership and future VW investments, and other expected incremental available capital pursuant to agreements with VW and the U.S. Department of Energy. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not

Exhibit 99.1
limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; that we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of consumers; our ability to grow sales of our commercial vehicles, risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us; consumers’ willingness to adopt electric vehicles; risks associated with our joint venture with Volkswagen Group, risks associated with additional strategic alliances or acquisitions, that we may experience significant delays in the manufacture and delivery of our vehicles; that our long-term results depend on our ability to successfully introduce and market new products and services; that we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to scale our business and manage future growth effectively; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; that we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our ability to offer attractive financing and leasing options; that we may not succeed in maintaining and strengthening our brand; that our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; that we rely on complex machinery, and production involves a significant degree of risk and uncertainty; that our operations, IT systems and vehicles rely on highly technical software and hardware that could contain errors or defects; that we may not successfully develop the complex software and technology systems in coordination with the Volkswagen Group joint venture and our other vendors needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; that we have limited experience servicing and repairing our vehicles; that the automotive industry is rapidly evolving and may be subject to unforeseen changes; risks associated with advanced driver assistance systems technology; the unavailability, reduction or elimination of government and economic incentives and credits for electric vehicles; that we may not be able to obtain the government grants, loans, and other incentives, including regulatory credits, for which we apply or on which we rely; that vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; that future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; that our business may be adversely affected by labor and union activities; that our financial results may vary significantly from period to period; that we have incurred a significant amount of debt and expect to incur significant additional indebtedness; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; that breaches in data security, failure of technology systems, cyber-attacks or other security or privacy-related incidents could harm our business; risks related to our use of artificial intelligence technologies; risk of intellectual property infringement claims; that our use of open source software in our

Exhibit 99.1
applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; effect of trade tariffs or other trade barriers; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating and cash performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward-looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted EBITDA, defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other expense (income), net, and special items. Our management team ordinarily excludes special items from its review of the results of ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing our capital and cost optimization, (ii) restructuring expenses for significant actions taken, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily

Exhibit 99.1
consider to be indicative of earnings from ongoing operating activities, including loss (gain) on convertible note, net, and joint venture formation expenses.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles as well as software and services that address the entire lifecycle of the vehicle. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com